EXHIBIT  16.1

Jewett, Schwartz & Associates Certified Public Accountants

 April 18, 2006

US Securities and Exchange Commission

Washington, DC  20549

Dear Sirs:

We have read and agreed with the statements regarding our firm in Changes in and Disagreements with Accountants regarding the change in accounting firms on September 27, 2005 .

 We have no basis to agree or disagree with any matter reported therein.

Very truly yours,

Jewett, Schwartz & Associates

/s/ Jewett, Schwartz & Associates

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Jewett, Schwartz & Associates